     Earnings Release  Q3 FY 2021 ResultsApril 20, 2021

 Strategic PrioritiesQ3 FY 2021

 IMMEDIATE PRIORITIES    Ensuring the health and safety of P&G colleagues around the world.Maximizing the availability of products we produce to help people and their families with their cleaning, health and hygiene needs.Supporting communities, relief agencies and people who are on the front lines of this global pandemic.

 SUPERIORITYTO WIN WITH CONSUMERS  LEADING CONSTRUCTIVE DISRUPTION  FOCUSED & AGILE ORGANIZATION  STRATEGIC FOCUS AREAS  PORTFOLIO: DAILY USE, PERFORMANCE DRIVES BRAND CHOICE  PRODUCTIVITY TO FUEL INVESTMENTS                                                                                                                            Products  Packaging  Value  New StandardOf Excellence  Communication  Retail Execution

 Business ResultsQ3 FY 2021

   Q3 FY 2021HIGHLIGHTS

 Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free CashFlow Productivity  Q3 FY ‘21  +4%  In-line  +8%  106%  Currency Neutral Core EPS Growth  +8%  Q3 FY 2021 RESULTS

 Q3 FY 2021 RESULTSORGANIC SALES GROWTH  Q3 Organic sales were driven by pricing and mix.Organic volume was in-line, pricing +2% and mix +2%.

 Core gross margin +30 basis pointsCore operating margin In-lineTotal productivity savings +210 basis points  Q3 FY 2021 RESULTSCORE EPS GROWTH

 Q3 FY 2021 RESULTSCURRENCY-NEUTRAL CORE EPS GROWTH  Core gross margin ex-FX +80 basis pointsCore operating margin ex-FX +30 basis points

 GLOBAL MARKET SHARES    Top 50 Category/Country Combinations  # Grew/Held Value Share   17  23  26  33  30  30

     131  YEARS  Of dividend payments    $135+  BILLION*  Value returned to P&Gshareholders (past decade)*    65  YEARS  Of dividend increases  Dividend per share over time:  *Through FY’20, comprised of dividend payments and share repurchases/exchanges combined.  Returning Value to Shareowners

 Business Segment Results and HighlightsQ3 FY 2021

Q3 FY 2021 RESULTS
BEAUTY SEGMENT



Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
7%
2%
32%
31%

- +2% Pricing, +3% Mix
- Global value share decreased 0.5 points versus year ago. Hair Care share is flat and Skin & Personal Care share is down versus year ago.
- Net Earnings: Volume growth, pricing and productivity savings were partially offset by increased commodity costs.

 Beauty Segment has delivered 22 consecutive quarters of organic sales growth through Q3.Hair Care organic sales increased high single digits versus year ago. North America, Greater China and Latin America growth was driven by premium innovation. Greater China also had a one-time impact from a lower base period related to COVID. Europe organic sales declined due to current COVID lockdowns and related consumption impacts.Skin & Personal Care organic sales increased high single digits versus year ago. Global SK-II organic sales increased more than 30%, driven by COVID related softness in the base period and continued strength in the mainland of China and Hainan. Globally, Personal Care grew mid-single digits, driven by Safeguard in North America and China and an increased consumer focus on health and hygiene.  Q3 FY 2021 RESULTSBEAUTY HIGHLIGHTS

Q3 FY 2021 RESULTS
GROOMING SEGMENT



Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
4%
0%
1%
7%

- +2% Pricing, +2% Mix
- Global value share decreased 0.3 points versus year ago. Sub-category mix reduced total Grooming share. Global Shave share was flat versus year ago. Global Appliances share increased 3.3 points versus year ago.
- Net Earnings: Pricing and productivity savings were partially offset by investments in brand communication, negative mix and foreign exchange.

 Shave Care organic sales were unchanged versus year ago. High single digit growth in female blades & razors was offset by market softness in male blades & razors due to COVID related consumption decline, particularly in North America and Europe. Greater China organic sales grew behind innovation and Latin America organic sales grew due to innovation and pricing. Appliances organic sales increased more than 20% due to increased demand for at-home shaving and styling products, innovation and increased pricing.  Q3 FY 2021 RESULTSGROOMING HIGHLIGHTS

Q3 FY 2021 RESULTS
HEALTH CARE SEGMENT


Organic Sales
3%
Organic Volume
0%
Net Earnings
-8%
Constant Currency Net Earnings
-5%

- Flat Pricing, +3% Mix
- Global value share increased 2.0 points versus year ago, with share growth in both Oral Care and Personal Health Care.
- Net Earnings: Productivity savings were more than offset by lower Respiratory volume due to a historically low Cough Cold Flu season, brand communication investments for premium innovation and negative mix.

Q3 FY 2021 RESULTS
HEALTH CARE HIGHLIGHTS

- Oral Care organic sales increased high single digits versus year ago, with broad based growth. North America and Europe organic sales increased high single digits behind premium paste and power toothbrush innovation. Greater China grew organic sales around 20% driven by premium paste and power brush innovation.

- Personal Health Care organic sales declined mid-single digits versus year ago due to a historically low Cough Cold Flu season and COVID related consumer pantry stocking in the base period. Excluding Respiratory, the business grew mid-teens.

Q3 FY 2021 RESULTS
FABRIC & HOME SEGMENT



Organic Sales
7%
Organic Volume
3%
Net Earnings
7%
Constant Currency
Net Earnings
9%

- +2% Pricing, +2% Mix
- Global value share increased 0.7 points versus year ago, with share growth in both Fabric Care and Home Care.
- Net Earnings: Strong premium innovation driven volume growth, productivity savings and pricing were partially offset by investments in brand communication.

Q3 FY 2021 RESULTS
FABRIC & HOME HIGHLIGHTS

- Fabric Care organic sales grew low single digits versus year ago. North America delivered high single digit organic sales growth led by premium innovation, investments in brand communication and strong retail execution. Greater China Fabric Care increased more than 20% driven by premium innovation and a low base period due to COVID supply chain disruptions.

- Home Care organic sales grew high-teens, with double digit growth across all segments - Dish Care, Surface Care and Air Care. Organic sales increased behind strong innovation and continued consumer demand for home cleaning products during the pandemic. North America organic sales grew more than 20% and Europe organic sales grew double digit.

Q3 FY 2021 RESULTS
BABY, FEMININE, and FAMILY CARE SEGMENT



Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
-1%
-4%
1%
4%

- +2% Pricing, +1% Mix
- Global value share declined 0.6 points versus year ago. FemCare is growing share versus year ago, offset by share decline in Baby Care and Family Care.
- Net Earnings: Positive sales mix behind premium innovation, pricing and productivity savings were partially offset by volume decline and increased commodity costs in Baby and Feminine Care.

 Baby Care organic sales decreased mid-single digits. North America declined low single digits driven by retailer inventory de-stocking and consumption trends. Europe organic sales declined high single digits driven by retailer inventory de-stocking in the current period and COVID related retailer inventory builds in the base period.Feminine Care organic sales decreased low single digits, as mid-single digit Feminine Care growth in North America and Greater China, as well as global high single digit growth in Adult Incontinence was more than offset by significant COVID related market contraction in Europe.Family Care organic sales increased mid-single digits. Increased consumption and pricing related to lower promotional spending in Paper Towels was partially offset by a decline in Facial Tissue organic sales given the historically low Cough Cold Flu season.  Q3 FY 2021 RESULTSBABY, FEMININE, and FAMILY CARE HIGHLIGHTS

 FY 2021 Guidance

   FY ‘21  Organic Sales Growth  +5% to +6%   All-in Sales Growth  +5% to +6%   Maintained organic sales growth guidance of +5% to +6%Maintained all-in sales growth of +5% to +6%Foreign exchange is expected to be neutral for the year  FY 2021 GuidanceSALES

FY 2021 Guidance
EARNINGS PER SHARE

- Maintained Core EPS growth of +8% to +10%
- Maintained All-in EPS growth of +8% to +10%
  - Includes non-core charges of $0.16 per share from early debt retirement
- Core Effective Tax Rate range of 18% to 19%

	FY ‘21	*FY ’20 Base Period EPS*
Core EPS Growth	+8% to +10%	*$5.12*
All-in EPS Growth	+8% to +10%	*$4.96*

Increased Free Cash Flow Productivity: Over 100%Capital Spending % Sales: 4% to 5%Dividends: Over $8BnIncreased Share Repurchase: ~$11Bn  FY 2021 GuidanceCASH GENERATION AND USAGE

 Significant deceleration of market growth ratesSignificant currency weaknessSignificant commodity cost increasesAdditional geo-political disruptions and economic volatility  FY 2021 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters, acts of war or terrorism, or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information and operational technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s exit from the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply, and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns (including the novel coronavirus, COVID-19, outbreak). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K/A, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's April 20, 2021 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP cash flow and effective tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — page 5
3.	Core gross margin and currency-neutral Core gross margin – page 7
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 7
5.	Free cash flow productivity and Adjusted free cash flow productivity — page 8

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017), the impact of Venezuela deconsolidation in 2016 and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has historically had an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax.  Since 2012, the Company has had a strategic productivity and cost savings initiative that resulted in incremental restructuring charges.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.  In fiscal 2021 and onwards, the Company expects to incur restructuring costs within our historical ongoing level.

•
Gain on Dissolution of the PGT Healthcare Partnership: The Company finalized the dissolution of our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, in the quarter ended September 30, 2018. The transaction was accounted for as a sale of the Teva portion of the PGT business; the Company recognized an after-tax gain on the dissolution of $353 million.

•
Shave Care Impairment: In the fourth quarter of fiscal 2019, the company recognized a one-time, non-cash, after-tax charge of $8.0 billion ($8.3 billion before tax) to adjust the carrying values of the Shave Care reporting unit. This was comprised of a before and after-tax impairment charge of $6.8 billion related to goodwill and an after-tax impairment charge of $1.2 billion ($1.6 billion before tax) to reduce the carrying value of the Gillette indefinite-lived intangible assets.

•
Anti-dilutive Impacts: The Shave Care impairment charges caused certain equity instruments that are normally dilutive (and hence normally assumed converted or exercised for the purposes of determining diluted net earnings per share) to be anti-dilutive. Accordingly, for U.S. GAAP diluted earnings per share, these instruments were not assumed to be concerted or exercised. Specifically, in the fourth quarter and total fiscal 2019, the weighted average outstanding preferred shares were not included in the diluted weighted average common shares outstanding. Additionally, in the fourth quarter of fiscal 2019, none of our outstanding share-based equity awards were included in the diluted weighted average common shares outstanding. As a result of the non-GAAP Shave Care impairment adjustment, these instruments are dilutive for non-GAAP earnings per share.

•
Early debt extinguishment charges:  In the three months ended December 31, 2020, the company recorded after tax charges of $427 million ($512 million before tax), due to early extinguishment of certain long-term debt.  These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation. Management views the following non-GAAP measures as useful supplemental measures of Company performance and operating efficiency over time.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.

Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.

Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated.

Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Free cash flow: Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending and adjustments for items as indicated. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Free cash flow productivity and Adjusted free cash flow productivity*:  Free cashflow productivity is defined as the ratio of free cash flow to net earnings. Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the charges for early debt extinguishment (which are not considered part of our ongoing operations). Management views free cash flow productivity and adjusted free cash flow productivity as useful measures to help investors understand P&G’s ability to generate cash. These measures are used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:

Three Months Ended March 31, 2021	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	9%	(2)%	-%	7%
Grooming	4%	0%	-%	4%
Health Care	4%	(1)%	-%	3%
Fabric Care & Home Care	8%	(1)%	-%	7%
Baby, Feminine & Family Care	-%	(1)%	-%	(1)%
Total P&G	5%	(1)%	-%	4%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Nine Months Ended March 31, 2021	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Total P&G	7%	-%	-%	7%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
JAS 2019	7%	2%	(2)%	7%
OND 2019	5%	1%	(1)%	5%
JFM 2020	5%	2%	(1)%	6%
AMJ 2020	4%	3%	(1)%	6%
JAS 2020	9%	1%	(1)%	9%
OND 2020	8%	-%	-%	8%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Two-Year Stacked Growth

Three Months Ended March 31, 2021	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
JFM 2020	5%	2%	(1)%	6%
JFM 2021	5%	(1)%	-%	4%
Past Two Years Stacked				10%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters Beauty

Total Beauty	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
OND 2015	(10)%	7%	4%	1%
JFM 2016	(8)%	5%	4%	1%
AMJ 2016	(5)%	3%	3%	1%
JAS 2016	(1)%	2%	2%	3%
OND 2016	(1)%	2%	2%	3%
JFM 2017	(2)%	1%	2%	1%
AMJ 2017	2%	2%	1%	5%
JAS 2017	5%	-%	-%	5%
OND 2017	10%	(1)%	-%	9%
JFM 2018	10%	(5)%	-%	5%
AMJ 2018	10%	(3)%	-%	7%
JAS 2018	5%	3%	(1)%	7%
OND 2018	4%	4%	-%	8%
JFM 2019	4%	5%	-%	9%
AMJ 2019	3%	5%	-%	8%
JAS 2019	8%	2%	-%	10%
OND 2019	7%	1%	-%	8%
JFM 2020	(1)%	2%	-%	1%
AMJ 2020	-%	4%	(1)%	3%
JAS 2020	7%	1%	(1)%	7%
OND 2020	6%	(1)%	-%	5%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth
FY 2021 (Estimate)	+5% to +6%	-	+5% to +6%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:

	Three Months Ended March 31
	2021	2020
Diluted Net Earnings Per Share	$1.26	$1.12
Incremental Restructuring		0.05
Core EPS	$1.26	$1.17
Percentage change vs. prior period	8%
Currency Impact to Earnings	-
Currency-Neutral Core EPS	$1.26
Percentage change vs. prior period Core EPS	8%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

	Nine Months Ended March 31
	2021	2020
Diluted Net Earnings Per Share	$4.37	$3.89
Incremental Restructuring		0.07
Early Debt Extinguishment	0.16
Core EPS	$4.53	$3.96
Percentage change vs. prior period	14%
Currency Impact to Earnings	0.06
Currency-Neutral Core EPS	$4.59
Percentage change vs. prior period Core EPS	16%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS
Prior Quarters

	JAS 19	JAS 18	OND 19	OND 18	JFM 20	JFM 19	AMJ 20	AMJ 19	JAS 20	JAS 19	OND 20	OND 19
Diluted Net Earnings Per Share attributable to P&G	$ 1.36	$ 1.22	$ 1.41	$1.22	$1.12	$1.04	$1.07	$(2.12)	$1.63	$1.36	$1.47	$1.41
Incremental Restructuring	0.01	0.03	0.01	0.03	0.05	0.02	0.09	0.06		0.01		0.01
Gain on Dissolution of PGT Partnership		(0.14)
Shave Care Impairment								3.02
Anti-dilutive Impacts								0.14
Early Debt Extinguishment											0.16
Rounding		0.01									0.01
Core EPS	$ 1.37	$ 1.12	$1.42	$1.25	$1.17	$1.06	$1.16	$1.10	$1.63	$1.37	$1.64	$1.42
Percentage change vs. prior period	22%		14%		10%		5%		19%		15%
Currency Impact to Earnings	0.02		0.02		0.05		0.06		0.04		0.03
Currency-Neutral Core EPS	$1.39		$1.44		$1.22		$1.22		$1.67		$1.67
Percentage change vs. prior period Core EPS	24%		15%		15%		11%		22%		18%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction

Core EPS
Guidance

Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2021 (Estimate)	+8% to +10%	-	+8% to +10%
* Includes net impact of prior year incremental non-core restructuring charges and early debt extinguishment charges in FY2021.

3. Core gross margin:

	Three Months Ended March 31
	2021	2020
Gross Margin	50.7%	49.4%
Incremental Restructuring		1.0%
Core Gross Margin	50.7%	50.4%
Basis point change vs. prior year Core margin	30
Currency Impact to Margin	0.5%
Currency-Neutral Core Gross Margin	51.2%
Basis point change vs prior year Core margin	80

4. Core operating profit margin:

	Three Months Ended March 31
	2021	2020
Operating Profit Margin	20.9%	20.1%
Incremental Restructuring Rounding		0.9% (0.1)%
Core Operating Profit Margin	20.9%	20.9%
Basis point change vs. prior year Core margin	0
Currency Impact Margin	0.3%
Currency-Neutral Core Operating Profit Margin	21.2%
Basis point change vs. prior year Core Margin	30

5. Free cash flow productivity and Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended March 31, 2021
Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$4,087	$(656)	$3,431	3,249	106%

Nine Months Ended March 31, 2021
Operating Cash Flow	Capital Spending	U.S. Tax Act Payment	Adjusted Free Cash Flow	Net Earnings	Early Debt Extinguishment Charges	Net Earnings Excluding Adjustments	Adjusted Free Cash Flow Productivity
$14,250	$(2,073)	$225	$12,402	$11,444	$427	$11,871	104%